Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for the Year and Three Months Ended December 31, 2014

Annual adjusted diluted EPS of $2.51, up 17.8%
Annual adjusted operating income increased 15.7%
Annual adjusted operating margin of 41.4%, up from 39.7%
Total 2014 return of capital of $694 million

Atlanta, January 29, 2015 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the year and three months ended December 31, 2014.

“Invesco continued to provide strong, long-term investment performance to our clients, with 81% of actively managed assets ahead of peers over five years,” said Martin L. Flanagan, president and CEO of Invesco Ltd.  “During 2014, we made additional progress in our efforts to meet the needs of our clients, including further broadening our comprehensive range of investment capabilities, strengthening our ability to provide customized solutions and expanding client access to our Invesco PowerShares offerings globally. These efforts contributed to a 17.8% increase in EPS.”

	2014		2013		% Change
Adjusted Financial Measures(1)
Net revenues	$3,608.3	m	$3,252.0	m	11.0%
Operating income	$1,495.0	m	$1,292.1	m	15.7%
Operating margin	41.4%		39.7%
Net income attributable to common shareholders	$1,094.8	m	$953.3	m	14.8%
Diluted EPS	$2.51		$2.13		17.8%

U.S. GAAP Financial Measures
Operating revenues	$5,147.1	m	$4,644.6	m	10.8%
Operating income	$1,276.9	m	$1,120.2	m	14.0%
Operating margin	24.8%		24.1%
Net income attributable to common shareholders(2)	$988.1	m	$940.3	m	5.1%
Diluted EPS(2)	$2.27		$2.10		8.1%

Assets Under Management
Ending AUM	$792.4	bn	$778.7	bn	1.8%
Average AUM	$790.3	bn	$725.6	bn	8.9%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 11 through 15 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 22 for other important disclosures.

(2)	U.S. GAAP measures include the results of discontinued operations.

	Q4-14		Q3-14		Q4-14 vs. Q3-14	Q4-13		Q4-14 vs. Q4-13
Adjusted Financial Measures(1)
Net revenues	$905.8	m	$913.7	m	(0.9)%	$857.3	m	5.7%
Operating income	$373.1	m	$381.9	m	(2.3)%	$347.2	m	7.5%
Operating margin	41.2%		41.8%			40.5%
Net income attributable to common shareholders	$272.6	m	$278.2	m	(2.0)%	$258.1	m	5.6%
Diluted EPS	$0.63		$0.64		(1.6)%	$0.58		8.6%

U.S. GAAP Financial Measures(2)
Operating revenues	$1,276.7	m	$1,311.0	m	(2.6)%	$1,225.1	m	4.2%
Operating income	$348.2	m	$329.6	m	5.6%	$293.3	m	18.7%
Operating margin	27.3%		25.1%			23.9%
Net income attributable to common shareholders	$269.8	m	$256.0	m	5.4%	$287.4	m	(6.1)%
Diluted EPS	$0.62		$0.59		5.1%	$0.64		(3.1)%

Assets Under Management
Ending AUM	$792.4	bn	$789.6	bn	0.4%	$778.7	bn	1.8%
Average AUM	$789.8	bn	$801.7	bn	(1.5)%	$761.7	bn	3.7%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 11 through 15 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 22 for other important disclosures.

(2)	U.S. GAAP measures include the results of discontinued operations.

Assets Under Management

Total assets under management (AUM) at December 31, 2014, were $792.4 billion (September 30, 2014: $789.6 billion), an increase of $2.8 billion during the fourth quarter. Total net outflows were $0.7 billion for the fourth quarter, as detailed below:

	Quarterly			Year-to-date
Summary of net flows (in billions)	Q4-14	Q3-14	Q4-13	2014	2013
Active	$0.9	$6.0	$0.3	$2.1	$13.1
Passive	1.6	—	0.7	6.0	8.6
Long-term net flows	2.5	6.0	1.0	8.1	21.7
Invesco PowerShares QQQ	(3.2)	(3.2)	2.6	(10.7)	3.7
Money market	—	(0.8)	1.6	(5.8)	9.0
Total net flows	($0.7)	$2.0	$5.2	($8.4)	$34.4

Net market gains led to a $10.5 billion increase in AUM during the fourth quarter, compared to a $5.1 billion decrease in the third quarter 2014. Foreign exchange rate movements led to a $7.0 billion decrease in AUM during the fourth quarter, compared to a $9.7 billion decrease in the third quarter 2014. Average AUM during the fourth quarter were $789.8 billion, compared to $801.7 billion for the third quarter 2014, a decrease of 1.5%. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings information provides further transparency into the business on an ongoing operations basis and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting. These measures are described more fully in the the company's Form 10-K. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Non-GAAP Earnings

This section discusses the company's fourth quarter 2014 non-GAAP financial results, as compared to the third quarter 2014. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 11 through 15 of this release.

Net revenues decreased by $7.9 million (0.9%) to $905.8 million in the fourth quarter, from $913.7 million in the third quarter 2014. The decrease was principally due to reduced investment management fees partly offset by reduced third party distribution, service and advisory expenses. Foreign exchange rate changes decreased fourth quarter net revenues by $19.8 million when compared to the third quarter 2014.

Investment management fees, as adjusted, decreased $38.1 million (3.6%) to $1,032.9 million in the fourth quarter, from $1,071.0 million in the third quarter 2014. The decrease reflects the lower average AUM and changes in the AUM product and currency mix. Foreign exchange rate changes decreased fourth quarter management fees by $25.3 million when compared to third quarter 2014.

Service and distribution fees, as adjusted, decreased $4.4 million (2.0%) to $217.7 million in the fourth quarter, from $222.1 million in the third quarter 2014, also reflecting the lower average AUM. Foreign exchange rate changes decreased fourth quarter service and distribution fees by $0.3 million when compared to third quarter 2014.

Performance fees, as adjusted, increased $8.7 million (84.5%) to $19.0 million in the fourth quarter, from $10.3 million in the third quarter 2014. The fourth quarter performance fees included $9.6 million generated from real estate with the remainder from a variety of other investment capabilities. Foreign exchange rate changes decreased performance fees by $0.4 million in the fourth quarter when compared to the third quarter 2014.

Other revenues, as adjusted, decreased by $0.4 million (1.2%) to $34.1 million in the fourth quarter, from $34.5 million in the third quarter 2014. Foreign exchange rate changes decreased fourth quarter other revenues by $0.6 million when compared to third quarter 2014.

Third-party distribution, service and advisory expenses, as adjusted, decreased by $26.3 million (6.2%) to $397.9 million in the fourth quarter from $424.2 million in the third quarter 2014, decreasing with lower related retail management fees and service and distribution fees. Foreign exchange rate changes decreased the fourth quarter third-party distribution, services and advisory expenses by $6.8 million.

Total operating expenses, as adjusted, increased by $0.9 million (0.2%) to $532.7 million in the fourth quarter, from $531.8 million in the third quarter 2014. Foreign exchange rate changes decreased fourth quarter operating expenses by $9.8 million when compared to the third quarter 2014.

Employee compensation expenses, as adjusted, decreased by $2.5 million (0.7%) to $347.0 million in the fourth quarter, from $349.5 million in the third quarter 2014. Increased headcount and higher incentive compensation related to performance fees were more than offset by the impact of foreign exchange rate changes. Foreign exchange rate changes decreased fourth quarter employee compensation expenses by $6.3 million when compared to the third quarter 2014.

Marketing expenses, as adjusted, increased by $5.6 million (20.4%) to $33.0 million in the fourth quarter, from $27.4 million in the third quarter 2014 due to increased advertising, particularly in EMEA. Foreign exchange rate changes decreased fourth quarter marketing expenses by $0.9 million when compared to the third quarter 2014.

Property, office and technology expenses, as adjusted, decreased $1.7 million (2.2%) to $75.6 million in the fourth quarter, from $77.3 million in the third quarter 2014. Foreign exchange rate changes decreased fourth quarter property, office and technology expenses by $1.3 million when compared to the third quarter 2014.

General and administrative expenses, as adjusted, decreased $0.5 million (0.6%) to $77.1 million in the fourth quarter, from $77.6 million in the third quarter 2014. Foreign exchange rate changes decreased fourth quarter general and administrative expenses by $1.3 million when compared to the third quarter 2014.

Non-operating other income and expenses, as adjusted, included equity in earnings from investments of $1.2 million in the fourth quarter, compared to $7.4 million in the third quarter 2014. Other gains and losses, net in the fourth quarter were a gain of $5.9 million compared to a third quarter 2014 gain of $1.9 million. Fourth quarter other gains and losses, net included a $4.0 million gain on investments that were sold during the period. Separately, other income of consolidated sponsored investment products (CSIP), net was a gain of $1.0 million in the fourth quarter compared to a third quarter 2014 gain of $7.4 million.

The effective tax rate decreased to 26.1% for the fourth quarter, from 26.6% for the third quarter 2014.

U.S. GAAP Earnings

This section comments on the company's fourth quarter 2014 results as presented in accordance with U.S. GAAP, as compared to the third quarter 2014.

Operating revenues decreased 2.6% to $1,276.7 million in the fourth quarter, from $1,311.0 million in the third quarter 2014. Operating expenses decreased by 5.4% to $928.5 million in the fourth quarter, from $981.4 million in the third quarter 2014. Operating expenses included a charge of $24.2 million in the third quarter and $1.6 million in the fourth quarter in respect of a multi-year fund reimbursement expense associated with historical private equity management fees. The charge was recorded in general and administrative expenses and reduced diluted EPS by $0.03 for the third quarter.

Included within general and administrative expenses in the fourth quarter of 2014 is a credit of $4.7 million relating to a partial refund of a 2010 levy from the U.K. Financial Services Compensation Scheme. Included in property, office and technology expenses in the fourth quarter is a $2.7 million credit related to a vacated leased property charge recorded in the first quarter of 2014.

The effective tax rate on continuing operations rose to 30.5% for the fourth quarter, from 27.3% for the third quarter 2014. See note 10 on page 26 for further details.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding consolidated investment products (CIP), along with a U.S. GAAP statement of cash flows and cash flow statement information excluding CIP. The information presented excluding CIP is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products is reconciled on pages 18 and 21, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provides a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of CIP within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding CIP (Non-GAAP)(1)		Including CIP (U.S. GAAP)
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
in millions
Cash and cash equivalents	$1,514.2	$1,331.2	$1,514.2	$1,331.2
Investments of CIP	—	—	5,762.8	4,734.7
Total assets(1)	$14,233.1	$13,952.6	$20,462.5	$19,270.5

Long-term debt	1,589.3	1,588.6	1,589.3	1,588.6
Debt of CIP	—	—	5,149.6	4,181.7
Long-term debt / Long-term debt plus CIP debt	$1,589.3	$1,588.6	$6,738.9	$5,770.3

Total liabilities(1)	$5,746.7	$5,649.7	$11,177.2	$10,293.2

Total permanent equity(1)	$8,320.9	$8,302.9	$9,119.8	$8,977.3

Debt/Equity % (1) (2)	19.1%	19.1%	73.9%	64.3%

(1)
The balance sheet line items excluding CIP are non-GAAP financial measures. See the reconciliation information on page 18 for balance sheet information before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as long-term debt divided by total permanent equity for the balance sheet information excluding CIP and long-term debt plus debt of CIP divided by total permanent equity for the balance sheet including CIP.

As of December 31, 2014, the company's cash and cash equivalents were $1,514.2 million, with long-term debt of $1,589.3 million. The credit facility balance was zero at December 31, 2014, September 30, 2014, and December 31, 2013.

Dividends paid in the fourth quarter were $108.3 million bringing total 2014 full-year cash dividends to $424.0 million. Today the company is announcing a fourth-quarter cash dividend of 25.0 cents per share to holders of common shares. The dividend is payable on March 6, 2015, to shareholders of record at the close of business on February 19, 2015, with an ex-dividend date of February 17, 2015.

During the fourth quarter the company repurchased $50.0 million of its common shares on the open market, representing 1.2 million shares at a weighted average share price of $40.55. This brings year-to-date repurchases to $269.6 million representing 7.4 million shares.

Headcount

As of December 31, 2014, the company had 6,264 employees, compared to 6,155 employees as of September 30, 2014, and 5,932 at December 31, 2013.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, January 29, 2015, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until February 12, 2015 at 5:00 p.m. ET by calling 1-800-876-8729 for U.S. and Canadian callers or 1-203-369-3934 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q4-14	Q3-14	% Change	Q4-13	% Change
Adjusted revenues:
Investment management fees	$1,032.9	$1,071.0	(3.6)%	$982.8	5.1%
Service and distribution fees	217.7	222.1	(2.0)%	230.1	(5.4)%
Performance fees	19.0	10.3	84.5%	11.1	71.2%
Other	34.1	34.5	(1.2)%	33.3	2.4%
Third-party distribution, service and advisory	(397.9)	(424.2)	(6.2)%	(400.0)	(0.5)%
Net revenues	905.8	913.7	(0.9)%	857.3	5.7%
Adjusted operating expenses:
Employee compensation	347.0	349.5	(0.7)%	332.3	4.4%
Marketing	33.0	27.4	20.4%	31.1	6.1%
Property, office and technology	75.6	77.3	(2.2)%	74.9	0.9%
General and administrative	77.1	77.6	(0.6)%	71.8	7.4%
Total adjusted operating expenses	532.7	531.8	0.2%	510.1	4.4%
Adjusted operating income	373.1	381.9	(2.3)%	347.2	7.5%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	1.2	7.4	(83.8)%	5.0	(76.0)%
Interest and dividend income	5.5	3.2	71.9%	4.0	37.5%
Interest expense	(18.1)	(18.1)	—%	(15.2)	19.1%
Other gains and losses, net	5.9	1.9	210.5%	1.7	247.1%
Other income/(expense) of CSIP, net	1.0	7.4	(86.5)%	3.5	(71.4)%
Adjusted income before income taxes	368.6	383.7	(3.9)%	346.2	6.5%
Adjusted income tax provision	(96.1)	(102.2)	(6.0)%	(87.9)	9.3%
Adjusted net income	272.5	281.5	(3.2)%	258.3	5.5%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	0.1	(3.3)	N/A	(0.2)	N/A
Adjusted net income attributable to common shareholders	$272.6	$278.2	(2.0)%	$258.1	5.6%

Adjusted diluted EPS	$0.63	$0.64	(1.6)%	$0.58	8.6%
Average diluted shares outstanding	433.6	434.8	(0.3)%	445.9	(2.8)%

Ending headcount	6,264	6,155	1.8%	5,932	5.6%
Ending AUM (in billions)	$792.4	$789.6	0.4%	$778.7	1.8%
Average AUM (in billions)	$789.8	$801.7	(1.5)%	$761.7	3.7%

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Year Ended December 31,
	2014	2013	% Change
Adjusted revenues:
Investment management fees	$4,147.4	$3,688.8	12.4%
Service and distribution fees	893.1	872.8	2.3%
Performance fees	70.2	67.2	4.5%
Other	143.2	121.1	18.2%
Third-party distribution, service and advisory	(1,645.6)	(1,497.9)	9.9%
Net revenues	3,608.3	3,252.0	11.0%
Adjusted operating expenses:
Employee compensation	1,394.2	1,318.1	5.8%
Marketing	115.5	102.0	13.2%
Property, office and technology	306.7	282.3	8.6%
General and administrative	296.9	257.5	15.3%
Total adjusted operating expenses	2,113.3	1,959.9	7.8%
Adjusted operating income	1,495.0	1,292.1	15.7%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	15.9	20.0	(20.5)%
Interest and dividend income	16.8	14.5	15.9%
Interest expense	(73.1)	(44.6)	63.9%
Other gains and losses, net	25.1	7.0	258.6%
Other income/(expense) of CSIP, net	24.3	2.9	737.9%
Adjusted income before income taxes	1,504.0	1,291.9	16.4%
Adjusted income tax provision	(399.5)	(340.8)	17.2%
Adjusted net income	1,104.5	951.1	16.1%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	(9.7)	2.2	N/A
Adjusted net income attributable to common shareholders	$1,094.8	$953.3	14.8%

Adjusted diluted EPS	$2.51	$2.13	17.8%
Average diluted shares outstanding	435.6	448.5	(2.9)%

Ending headcount	6,264	5,932	5.6%
Ending AUM (in billions)	$792.4	$778.7	1.8%
Average AUM (in billions)	$790.3	$725.6	8.9%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-14	Q3-14	% Change	Q4-13	% Change
Operating revenues:
Investment management fees	$1,009.5	$1,047.3	(3.6)%	$955.1	5.7%
Service and distribution fees	217.7	222.1	(2.0)%	230.1	(5.4)%
Performance fees	16.8	8.2	104.9%	8.7	93.1%
Other	32.7	33.4	(2.1)%	31.2	4.8%
Total operating revenues	1,276.7	1,311.0	(2.6)%	1,225.1	4.2%
Operating expenses:
Employee compensation	345.7	343.8	0.6%	333.4	3.7%
Third-party distribution, service and advisory	394.5	420.2	(6.1)%	396.2	(0.4)%
Marketing	31.9	26.6	19.9%	30.0	6.3%
Property, office and technology	72.0	76.4	(5.8)%	85.8	(16.1)%
General and administrative	84.4	114.4	(26.2)%	86.4	(2.3)%
Total operating expenses	928.5	981.4	(5.4)%	931.8	(0.4)%
Operating income	348.2	329.6	5.6%	293.3	18.7%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	6.4	10.9	(41.3)%	10.2	(37.3)%
Interest and dividend income	4.5	2.6	73.1%	3.3	36.4%
Interest expense	(18.1)	(18.1)	—%	(15.2)	19.1%
Other gains and losses, net	6.6	(1.3)	N/A	(18.9)	N/A
Other income/(expense) of CSIP, net	1.0	7.4	(86.5)%	3.5	(71.4)%
Consolidated investment products (CIP):
Interest income of CIP	56.8	53.4	6.4%	42.5	33.6%
Interest expense of CIP	(35.8)	(37.5)	(4.5)%	(26.5)	35.1%
Other gains/(losses) of CIP, net	(43.0)	0.1	N/A	46.4	N/A
Income from continuing operations before income taxes	326.6	347.1	(5.9)%	338.6	(3.5)%
Income tax provision	(99.7)	(94.9)	5.1%	(74.2)	34.4%
Income from continuing operations, net of taxes	226.9	252.2	(10.0)%	264.4	(14.2)%
Income/(loss) from discontinued operations, net of taxes	(1.0)	(0.6)	66.7%	66.4	N/A
Net income	225.9	251.6	(10.2)%	330.8	(31.7)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	43.9	4.4	897.7%	(43.4)	N/A
Net income attributable to common shareholders	$269.8	$256.0	5.4%	$287.4	(6.1)%
Earnings per share:
---Basic EPS from continuing operations	$0.63	$0.59	6.8%	$0.50	26.0%
---Basic EPS from discontinued operations	$—	$—	N/A	$0.15	N/A
---Total basic	$0.62	$0.59	5.1%	$0.65	(4.6)%

---Diluted EPS from continuing operations	$0.62	$0.59	5.1%	$0.50	24.0%
---Diluted EPS from discontinued operations	$—	$—	N/A	$0.15	N/A
---Total diluted	$0.62	$0.59	5.1%	$0.64	(3.1)%

Average shares outstanding:
---basic	433.2	434.3	(0.3)%	445.0	(2.7)%
---diluted	433.6	434.8	(0.3)%	445.9	(2.8)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Year ended December 31,
	2014	2013	% Change
Operating revenues:
Investment management fees	$4,054.1	$3,599.6	12.6%
Service and distribution fees	893.1	872.8	2.3%
Performance fees	61.1	55.9	9.3%
Other	138.8	116.3	19.3%
Total operating revenues	5,147.1	4,644.6	10.8%
Operating expenses:
Employee compensation	1,394.5	1,329.3	4.9%
Third-party distribution, service and advisory	1,630.7	1,489.2	9.5%
Marketing	112.1	98.6	13.7%
Property, office and technology	336.4	292.8	14.9%
General and administrative	396.5	311.3	27.4%
Transaction and integration	—	3.2	(100.0)%
Total operating expenses	3,870.2	3,524.4	9.8%
Operating income	1,276.9	1,120.2	14.0%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	32.8	35.5	(7.6)%
Interest and dividend income	13.1	10.0	31.0%
Interest expense	(73.1)	(44.6)	63.9%
Other gains and losses, net	28.1	2.6	980.8%
Other income/(expense) of CSIP, net	24.3	2.9	737.9%
Consolidated investment products (CIP):
Interest income of CIP	206.5	190.0	8.7%
Interest expense of CIP	(133.9)	(123.3)	8.6%
Other gains/(losses) of CIP, net	20.4	61.9	(67.0)%
Income from continuing operations before income taxes	1,395.1	1,255.2	11.1%
Income tax provision	(390.6)	(336.9)	15.9%
Income from continuing operations, net of taxes	1,004.5	918.3	9.4%
Income/(loss) from discontinued operations, net of taxes	(3.4)	64.5	N/A
Net income	1,001.1	982.8	1.9%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(13.0)	(42.5)	(69.4)%
Net income attributable to common shareholders	$988.1	$940.3	5.1%
Earnings per share:
---Basic EPS from continuing operations	$2.28	$1.96	16.3%
---Basic EPS from discontinued operations	($0.01)	$0.14	N/A
---Total basic	$2.27	$2.10	8.1%

---Diluted EPS from continuing operations	$2.28	$1.95	16.9%
---Diluted EPS from discontinued operations	($0.01)	$0.14	N/A
---Total diluted	$2.27	$2.10	8.1%

Average shares outstanding:
---basic	435.0	447.5	(2.8)%
---diluted	435.6	448.5	(2.9)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,009.5	$15.6	$—	$—	$—	$7.8	$—	$1,032.9
Service and distribution fees	217.7	—	—	—	—	—	—	217.7
Performance fees	16.8	—	—	—	—	2.2	—	19.0
Other	32.7	1.8	—	—	—	(0.4)	—	34.1
Third-party distribution, service and advisory	—	(3.4)	(394.5)	—	—	—	—	(397.9)
Total operating revenues reconciled to net revenues	1,276.7	14.0	(394.5)	—	—	9.6	—	905.8
Operating expenses:
Employee compensation	345.7	4.5	—	—	(3.2)	—	—	347.0
Third-party distribution, service and advisory	394.5	—	(394.5)	—	—	—	—	—
Marketing	31.9	1.1	—	—	—	—	—	33.0
Property, office and technology	72.0	0.9	—	—	—	—	2.7	75.6
General and administrative	84.4	1.3	—	(2.7)	—	(9.0)	3.1	77.1
Total operating expenses	928.5	7.8	(394.5)	(2.7)	(3.2)	(9.0)	5.8	532.7
Operating income reconciled to adjusted operating income	348.2	6.2	—	2.7	3.2	18.6	(5.8)	373.1
Other income/(expense):
Equity in earnings of unconsolidated affiliates	6.4	(5.1)	—	—	—	(0.1)	—	1.2
Interest and dividend income	4.5	0.8	—	—	(0.9)	1.1	—	5.5
Interest expense	(18.1)	—	—	—	—	—	—	(18.1)
Other gains and losses, net	6.6	—	—	—	(0.8)	0.1	—	5.9
Other income/(expense) of CSIP, net	1.0	—	—	—	—	—	—	1.0
CIP:
Interest income of CIP	56.8	—	—	—	—	(56.8)	—	—
Interest expense of CIP	(35.8)	—	—	—	—	35.8	—	—
Other gains/(losses) of CIP, net	(43.0)	—	—	—	—	43.0	—	—
Income from continuing operations before income taxes	326.6	1.9	—	2.7	1.5	41.7	(5.8)	368.6
Income tax provision	(99.7)	(1.9)	—	5.1	(0.3)	—	0.7	(96.1)
Income from continuing operations, net of taxes	226.9	—	—	7.8	1.2	41.7	(5.1)	272.5
Income/(loss) from discontinued operations, net of taxes	(1.0)	—	—	1.0	—	—	—	—
Net income	225.9	—	—	8.8	1.2	41.7	(5.1)	272.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	43.9	—	—	—	—	(43.8)	—	0.1
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$269.8	$—	$—	$8.8	$1.2	($2.1)	($5.1)	$272.6

Operating margin	27.3%				Adjusted operating margin			41.2%

Average diluted shares outstanding	433.6				Average diluted shares outstanding			433.6

Diluted EPS from continuing operations	$0.62					Adjusted diluted EPS		$0.63
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.62

See pages 22 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,047.3	$17.1	$—	$—	$—	$6.6	$—	$1,071.0
Service and distribution fees	222.1	—	—	—	—	—	—	222.1
Performance fees	8.2	—	—	—	—	2.1	—	10.3
Other	33.4	1.2	—	—	—	(0.1)	—	34.5
Third-party distribution, service and advisory	—	(4.0)	(420.2)	—	—	—	—	(424.2)
Total operating revenues reconciled to net revenues	1,311.0	14.3	(420.2)	—	—	8.6	—	913.7
Operating expenses:
Employee compensation	343.8	5.9	—	—	(0.2)	—	—	349.5
Third-party distribution, service and advisory	420.2	—	(420.2)	—	—	—	—	—
Marketing	26.6	0.8	—	—	—	—	—	27.4
Property, office and technology	76.4	0.9	—	—	—	—	—	77.3
General and administrative	114.4	1.4	—	(2.7)	—	(11.3)	(24.2)	77.6
Total operating expenses	981.4	9.0	(420.2)	(2.7)	(0.2)	(11.3)	(24.2)	531.8
Operating income reconciled to adjusted operating income	329.6	5.3	—	2.7	0.2	19.9	24.2	381.9
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.9	(4.2)	—	—	—	0.7	—	7.4
Interest and dividend income	2.6	0.9	—	—	(1.0)	0.7	—	3.2
Interest expense	(18.1)	—	—	—	—	—	—	(18.1)
Other gains and losses, net	(1.3)	—	—	—	3.2		—	1.9
Other income/(expense) of CSIP, net	7.4	—	—	—	—	—	—	7.4
CIP:
Interest income of CIP	53.4	—	—	—	—	(53.4)	—	—
Interest expense of CIP	(37.5)	—	—	—	—	37.5	—	—
Other gains/(losses) of CIP, net	0.1	—	—	—	—	(0.1)	—	—
Income from continuing operations before income taxes	347.1	2.0	—	2.7	2.4	5.3	24.2	383.7
Income tax provision	(94.9)	(2.0)	—	5.0	(1.3)	—	(9.0)	(102.2)
Income from continuing operations, net of taxes	252.2	—	—	7.7	1.1	5.3	15.2	281.5
Income/(loss) from discontinued operations, net of taxes	(0.6)	—	—	0.6	—	—	—	—
Net income	251.6	—	—	8.3	1.1	5.3	15.2	281.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	4.4	—	—	—	—	(7.7)	—	(3.3)
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$256.0	$—	$—	$8.3	$1.1	($2.4)	$15.2	$278.2

Operating margin	25.1%				Adjusted operating margin			41.8%

Average diluted shares outstanding	434.8				Average diluted shares outstanding			434.8

Diluted EPS from continuing operations	$0.59					Adjusted diluted EPS		$0.64
Diluted EPS from discontinued operations	—
Diluted EPS	$0.59

See pages 22 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$955.1	$17.7	$—	$—	$—	$5.7	$4.3	$982.8
Service and distribution fees	230.1	—	—	—	—	—	—	230.1
Performance fees	8.7	—	—	—	—	2.4	—	11.1
Other	31.2	2.1	—	—	—	—	—	33.3
Third-party distribution, service and advisory	—	(3.8)	(396.2)	—	—	—	—	(400.0)
Total operating revenues reconciled to net revenues	1,225.1	16.0	(396.2)	—	—	8.1	4.3	857.3
Operating expenses:
Employee compensation	333.4	7.6	—	—	(8.1)	—	(0.6)	332.3
Third-party distribution, service and advisory	396.2	—	(396.2)	—	—	—	—	—
Marketing	30.0	1.1	—	—	—	—	—	31.1
Property, office and technology	85.8	1.0	—	—	—	—	(11.9)	74.9
General and administrative	86.4	1.7	—	(5.8)	—	(10.3)	(0.2)	71.8
Total operating expenses	931.8	11.4	(396.2)	(5.8)	(8.1)	(10.3)	(12.7)	510.1
Operating income reconciled to adjusted operating income	293.3	4.6	—	5.8	8.1	18.4	17.0	347.2
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.2	(4.3)	—	—	—	(0.9)	—	5.0
Interest and dividend income	3.3	0.9	—	—	(1.0)	0.8	—	4.0
Interest expense	(15.2)	—	—	—	—	—	—	(15.2)
Other gains and losses, net	(18.9)	—	—	—	(10.8)	(0.2)	31.6	1.7
Other income/(expense) of CSIP, net	3.5	—	—	—	—	—	—	3.5
CIP:
Interest income of CIP	42.5	—	—	—	—	(42.5)	—	—
Interest expense of CIP	(26.5)	—	—	—	—	26.5	—	—
Other gains/(losses) of CIP, net	46.4	—	—	—	—	(46.4)	—	—
Income from continuing operations before income taxes	338.6	1.2	—	5.8	(3.7)	(44.3)	48.6	346.2
Income tax provision	(74.2)	(1.2)	—	4.0	1.1	—	(17.6)	(87.9)
Income from continuing operations, net of taxes	264.4	—	—	9.8	(2.6)	(44.3)	31.0	258.3
Income/(loss) from discontinued operations, net of taxes	66.4	—	—	(66.4)	—	—	—	—
Net income	330.8	—	—	(56.6)	(2.6)	(44.3)	31.0	258.3
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(43.4)	—	—	—	—	43.2	—	(0.2)
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$287.4	$—	$—	($56.6)	($2.6)	($1.1)	$31.0	$258.1

Operating margin	23.9%				Adjusted operating margin			40.5%

Average diluted shares outstanding	445.9				Average diluted shares outstanding			445.9

Diluted EPS from continuing operations	$0.50				Adjusted diluted EPS			$0.58
Diluted EPS from discontinued operations	$0.15
Diluted EPS	$0.64

See pages 22 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$4,054.1	$66.6	$—	$—	$—	$26.7	$—	$4,147.4
Service and distribution fees	893.1	—	—	—	—	—	—	893.1
Performance fees	61.1	—	—	—	—	9.1	—	70.2
Other	138.8	5.0	—	—	—	(0.6)	—	143.2
Third-party distribution, service and advisory	—	(14.9)	(1,630.7)	—	—	—	—	(1,645.6)
Total operating revenues reconciled to net revenues	5,147.1	56.7	(1,630.7)	—	—	35.2	—	3,608.3
Operating expenses:
Employee compensation	1,394.5	18.4	—	—	(11.5)	—	(7.2)	1,394.2
Third-party distribution, service and advisory	1,630.7	—	(1,630.7)	—	—	—	—	—
Marketing	112.1	3.4	—	—	—	—	—	115.5
Property, office and technology	336.4	3.4	—	—	—	—	(33.1)	306.7
General and administrative	396.5	5.6	—	(12.6)	—	(34.6)	(58.0)	296.9
Total operating expenses	3,870.2	30.8	(1,630.7)	(12.6)	(11.5)	(34.6)	(98.3)	2,113.3
Operating income reconciled to adjusted operating income	1,276.9	25.9	—	12.6	11.5	69.8	98.3	1,495.0
Other income/(expense):
Equity in earnings of unconsolidated affiliates	32.8	(20.9)	—	—	—	4.0	—	15.9
Interest and dividend income	13.1	4.0	—	—	(3.6)	3.3	—	16.8
Interest expense	(73.1)	—	—	—	—	—	—	(73.1)
Other gains and losses, net	28.1	—	—	—	(7.6)	4.8	(0.2)	25.1
Other income/(expense) of CSIP, net	24.3	—	—	—	—	—	—	24.3
CIP:
Interest income of CIP	206.5	—	—	—	—	(206.5)	—	—
Interest expense of CIP	(133.9)	—	—	—	—	133.9	—	—
Other gains/(losses) of CIP, net	20.4	—	—	—	—	(20.4)	—	—
Income from continuing operations before income taxes	1,395.1	9.0	—	12.6	0.3	(11.1)	98.1	1,504.0
Income tax provision	(390.6)	(9.0)	—	20.2	(0.6)	—	(19.5)	(399.5)
Income from continuing operations, net of taxes	1,004.5	—	—	32.8	(0.3)	(11.1)	78.6	1,104.5
Income/(loss) from discontinued operations, net of taxes	(3.4)	—	—	3.4	—	—	—	—
Net income	1,001.1	—	—	36.2	(0.3)	(11.1)	78.6	1,104.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(13.0)	—	—	—	—	3.3	—	(9.7)
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$988.1	$—	$—	$36.2	($0.3)	($7.8)	$78.6	$1,094.8

Operating margin	24.8%				Adjusted operating margin			41.4%

Average diluted shares outstanding	435.6				Average diluted shares outstanding			435.6

Diluted EPS from continuing operations	$2.28				Adjusted diluted EPS			$2.51
Diluted EPS from discontinued operations	($0.01)
Diluted EPS	$2.27

See pages 22 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$3,599.6	$57.9	$—	$—	$—	$27.0	$4.3	$3,688.8
Service and distribution fees	872.8	—	—	—	—	—	—	872.8
Performance fees	55.9	—	—	—	—	11.3	—	67.2
Other	116.3	5.2	—	—	—	(0.4)	—	121.1
Third-party distribution, service and advisory	—	(11.4)	(1,489.2)	—	—	—	2.7	(1,497.9)
Total operating revenues reconciled to net revenues	4,644.6	51.7	(1,489.2)	—	—	37.9	7.0	3,252.0
Operating expenses:
Employee compensation	1,329.3	17.9	—	(2.4)	(25.1)	—	(1.6)	1,318.1
Third-party distribution, service and advisory	1,489.2	—	(1,489.2)	—	—	—	—	—
Marketing	98.6	3.6	—	—	—	—	(0.2)	102.0
Property, office and technology	292.8	3.5	—	—	—	—	(14.0)	282.3
General and administrative	311.3	5.4	—	(17.4)	—	(35.1)	(6.7)	257.5
Transaction and integration	3.2	—	—	(3.2)	—	—	—	—
Total operating expenses	3,524.4	30.4	(1,489.2)	(23.0)	(25.1)	(35.1)	(22.5)	1,959.9
Operating income reconciled to adjusted operating income	1,120.2	21.3	—	23.0	25.1	73.0	29.5	1,292.1
Other income/(expense):
Equity in earnings of unconsolidated affiliates	35.5	(18.0)	—	—	—	2.5	—	20.0
Interest and dividend income	10.0	3.0	—	—	(4.0)	5.5	—	14.5
Interest expense	(44.6)	—	—	—	—	—	—	(44.6)
Other gains and losses, net	2.6	—	—	—	(38.5)	11.6	31.3	7.0
Other income/(expense) of CSIP, net	2.9	—	—	—	—	—	—	2.9
CIP:
Interest income of CIP	190.0	—	—	—	—	(190.0)	—	—
Interest expense of CIP	(123.3)	—	—	—	—	123.3	—	—
Other gains/(losses) of CIP, net	61.9	—	—	—	—	(61.9)	—	—
Income from continuing operations before income taxes	1,255.2	6.3	—	23.0	(17.4)	(36.0)	60.8	1,291.9
Income tax provision	(336.9)	(6.3)	—	17.7	4.8	—	(20.1)	(340.8)
Income from continuing operations, net of taxes	918.3	—	—	40.7	(12.6)	(36.0)	40.7	951.1
Income/(loss) from discontinued operations, net of taxes	64.5	—	—	(64.5)	—	—	—	—
Net income	982.8	—	—	(23.8)	(12.6)	(36.0)	40.7	951.1
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(42.5)	—	—	—	—	44.7	—	2.2
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$940.3	$—	$—	($23.8)	($12.6)	$8.7	$40.7	$953.3

Operating margin	24.1%				Adjusted operating margin			39.7%

Average diluted shares outstanding	448.5				Average diluted shares outstanding			448.5

Diluted EPS from continuing operations	$1.95				Adjusted diluted EPS			$2.13
Diluted EPS from discontinued operations	$0.14
Diluted EPS	$2.10

See pages 22 through 26 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	December 31, 2014	December 31, 2013
ADJUSTED ASSETS
Cash and cash equivalents	$1,514.2	$1,331.2
Unsettled fund receivables	732.4	932.4
Accounts receivable	549.7	504.2
Investments	980.3	895.0
Assets of consolidated sponsored investment products (CSIP)	305.8	108.5
Assets held for policyholders	1,697.9	1,416.0
Prepaid assets	132.1	101.4
Other assets	92.0	182.1
Property, equipment and software, net	402.6	350.8
Intangible assets, net	1,246.7	1,263.7
Goodwill	6,579.4	6,867.3
Total adjusted assets	$14,233.1	$13,952.6
ADJUSTED LIABILITIES
Accrued compensation and benefits	$667.3	$676.4
Accounts payable and accrued expenses	757.3	763.1
Policyholder payables	1,697.9	1,416.0
Unsettled fund payables	730.1	882.0
Long-term debt	1,589.3	1,588.6
Deferred tax liabilities, net	304.8	323.6
Total adjusted liabilities	5,746.7	5,649.7

ADJUSTED TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	165.5	—

ADJUSTED PERMANENT EQUITY
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,133.6	6,100.8
Treasury shares	(1,898.1)	(1,700.4)
Retained earnings	3,905.7	3,349.4
Accumulated other comprehensive income, net of tax	69.0	440.6
Total adjusted equity attributable to common shareholders	8,308.3	8,288.5
Adjusted equity attributable to nonredeemable noncontrolling interests in consolidated entities	12.6	14.4
Total adjusted permanent equity	8,320.9	8,302.9
Total adjusted liabilities, temporary and permanent equity	$14,233.1	$13,952.6

Invesco Ltd.
U.S. GAAP Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$1,514.2	$1,331.2
Unsettled fund receivables	732.4	932.4
Accounts receivable	545.9	500.8
Investments	885.4	839.7
Assets of consolidated sponsored investment products (CSIP)	305.8	108.5
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	404.0	583.6
Accounts receivable of CIP	161.3	58.3
Investments of CIP	5,762.8	4,734.7
Assets held for policyholders	1,697.9	1,416.0
Prepaid assets	132.1	101.4
Other assets	92.0	182.1
Property, equipment and software, net	402.6	350.8
Intangible assets, net	1,246.7	1,263.7
Goodwill	6,579.4	6,867.3
Total assets	$20,462.5	$19,270.5
LIABILITIES
Accrued compensation and benefits	$667.3	$676.4
Accounts payable and accrued expenses	757.3	763.1
Liabilities of CIP:
Debt of CIP	5,149.6	4,181.7
Other liabilities of CIP	280.9	461.8
Policyholder payables	1,697.9	1,416.0
Unsettled fund payables	730.1	882.0
Long-term debt	1,589.3	1,588.6
Deferred tax liabilities, net	304.8	323.6
Total liabilities	11,177.2	10,293.2

TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	165.5	—

PERMANENT EQUITY
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,133.6	6,100.8
Treasury shares	(1,898.1)	(1,700.4)
Retained earnings	3,926.0	3,361.9
Retained earnings appropriated for investors in CIP	17.6	104.3
Accumulated other comprehensive income, net of tax	48.8	427.9
Total equity attributable to common shareholders	8,326.0	8,392.6
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	793.8	584.7
Total permanent equity	9,119.8	8,977.3
Total liabilities, temporary and permanent equity	$20,462.5	$19,270.5

Invesco Ltd.
Reconciliations of Condensed Consolidated Balance Sheet Information Excluding CIP to
U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31, 2014			December 31, 2013
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Cash and cash equivalents	$1,514.2	$—	$1,514.2	$1,331.2	$—	$1,331.2
Unsettled fund receivables	732.4	—	732.4	932.4	—	932.4
Accounts receivable	549.7	(3.8)	545.9	504.2	(3.4)	500.8
Investments	980.3	(94.9)	885.4	895.0	(55.3)	839.7
Assets of CSIP	305.8	—	305.8	108.5	—	108.5
Assets of CIP:
Cash and cash equivalents of CIP	—	404.0	404.0	—	583.6	583.6
Accounts receivable of CIP	—	161.3	161.3	—	58.3	58.3
Investments of CIP	—	5,762.8	5,762.8	—	4,734.7	4,734.7
Assets held for policyholders	1,697.9	—	1,697.9	1,416.0	—	1,416.0
Prepaid assets	132.1	—	132.1	101.4	—	101.4
Other assets	92.0	—	92.0	182.1	—	182.1
Property, equipment and software, net	402.6	—	402.6	350.8	—	350.8
Intangible assets, net	1,246.7	—	1,246.7	1,263.7	—	1,263.7
Goodwill	6,579.4	—	6,579.4	6,867.3	—	6,867.3
Total assets	$14,233.1	$6,229.4	$20,462.5	$13,952.6	$5,317.9	$19,270.5
LIABILITIES
Accrued compensation and benefits	$667.3	$—	$667.3	$676.4	$—	$676.4
Accounts payable and accrued expenses	757.3	—	757.3	763.1	—	763.1
Liabilities of CIP:
Debt of CIP	—	5,149.6	5,149.6	—	4,181.7	4,181.7
Other liabilities of CIP	—	280.9	280.9	—	461.8	461.8
Policyholder payables	1,697.9	—	1,697.9	1,416.0	—	1,416.0
Unsettled fund payables	730.1	—	730.1	882.0	—	882.0
Long-term debt	1,589.3	—	1,589.3	1,588.6	—	1,588.6
Deferred tax liabilities, net	304.8	—	304.8	323.6	—	323.6
Total liabilities	5,746.7	5,430.5	11,177.2	5,649.7	4,643.5	10,293.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	165.5	—	165.5	—	—	—
PERMANENT EQUITY
Equity attributable to common shareholders:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,133.6	—	6,133.6	6,100.8	—	6,100.8
Treasury shares	(1,898.1)	—	(1,898.1)	(1,700.4)	—	(1,700.4)
Retained earnings	3,905.7	20.3	3,926.0	3,349.4	12.5	3,361.9
Retained earnings appropriated for investors in CIP	—	17.6	17.6	—	104.3	104.3
Accumulated other comprehensive income, net of tax	69.0	(20.2)	48.8	440.6	(12.7)	427.9
Total equity attributable to common shareholders	8,308.3	17.7	8,326.0	8,288.5	104.1	8,392.6
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	12.6	781.2	793.8	14.4	570.3	584.7
Total permanent equity	8,320.9	798.9	9,119.8	8,302.9	674.4	8,977.3
Total liabilities, temporary and permanent equity	$14,233.1	$6,229.4	$20,462.5	$13,952.6	$5,317.9	$19,270.5

See pages 22 through 26 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	Year ended December 31,
	2014	2013
Adjusted operating activities:
U.S. GAAP net income	$1,001.1	$982.8
Consolidated investment product (CIP) net (income)/loss	(11.1)	(36.0)
Net income adjusted to remove impact of CIP	990.0	946.8
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	89.4	88.4
Share-based compensation expense	138.0	133.1
(Gain)/loss on disposals of business, property and equipment, net	—	(64.8)
Other (gains)/losses, net	(32.9)	(46.2)
Other (gains)/losses of CSIP, net	(13.6)	(2.0)
Equity in earnings of unconsolidated affiliates	(36.8)	(38.0)
Dividends from unconsolidated affiliates	19.6	16.5
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CSIP	1.3	(10.1)
(Purchase)/sale of trading investments, net	(2.7)	5.4
(Increase)/decrease in receivables	(244.4)	(615.3)
Increase/(decrease) in payables	168.2	650.5
Adjusted net cash provided by/(used in) operating activities	1,076.1	1,064.3

Adjusted investing activities:
Purchase of property, equipment and software	(133.2)	(88.2)
Purchase of available-for-sale investments	(202.3)	(199.3)
Sale of available-for-sale investments	169.0	101.6
Purchase of investments by CSIP	(683.4)	(116.5)
Sale of investments by CSIP	493.6	66.9
Purchase of other investments	(126.9)	(239.3)
Sale of other investments	73.7	94.3
Returns of capital and distributions from unconsolidated partnership investments	41.5	38.2
Acquisition earn-out payments	—	(1.9)
Sale of business	60.8	137.0
Adjusted net cash provided by/(used in) investing activities	(307.2)	(207.2)

Adjusted financing activities:
Proceeds from exercises of share options	11.0	17.9
Purchases of treasury shares	(269.6)	(470.5)
Dividends paid	(424.0)	(379.7)
Excess tax benefits from share-based compensation	24.0	21.6
(Repayment)/borrowing of unsettled fund account	(35.7)	35.7
Third-party capital invested into CSIP	167.1	3.9
Third-party capital distributed by CSIP	(6.0)	—
Net borrowings/(repayments) under credit facility	—	(586.5)
Net proceeds from issuance of senior notes	—	981.5
Adjusted net cash provided by/(used in) financing activities	(533.2)	(376.1)

Increase /(decrease) in cash and cash equivalents	235.7	481.0
Foreign exchange movement on cash and cash equivalents	(52.7)	14.7
Cash and cash equivalents, beginning of year	1,331.2	835.5
Cash and cash equivalents, end of year	$1,514.2	$1,331.2

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Year ended December 31,
	2014	2013
Operating activities:
Net income	$1,001.1	$982.8
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	89.4	88.4
Share-based compensation expense	138.0	133.1
(Gain)/loss on disposal of business, property and equipment, net	—	(64.8)
Other (gains)/losses, net	(28.1)	(34.4)
Other (gains)/losses of CSIP, net	(13.6)	(2.0)
Other (gains)/losses of CIP, net	(20.4)	(61.9)
Equity in earnings of unconsolidated affiliates	(32.8)	(35.5)
Dividends from unconsolidated affiliates	19.6	16.5
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	148.5	(298.9)
(Increase)/decrease in cash held by CSIP	1.3	(10.1)
(Purchase)/sale of trading investments, net	(2.7)	5.4
(Increase)/decrease in receivables	(265.8)	(593.1)
Increase/(decrease) in payables	165.9	654.7
Net cash provided by/(used in) operating activities	1,200.4	780.2
Investing activities:
Purchase of property, equipment and software	(133.2)	(88.2)
Purchase of available-for-sale investments	(113.8)	(132.3)
Sale of available-for-sale investments	102.8	26.9
Purchase of investments by CIP	(5,565.9)	(4,465.4)
Sale of investments by CIP	4,022.9	4,440.4
Purchase of investments by CSIP	(683.4)	(116.5)
Sale of investments by CSIP	493.6	66.9
Purchase of other investments	(123.2)	(239.1)
Sale of other investments	73.7	94.3
Returns of capital and distributions from unconsolidated partnership investments	38.5	38.0
Acquisition earn-out payments	—	(1.9)
Sale of business	60.8	137.0
Net cash provided by/(used in) investing activities	(1,827.2)	(239.9)
Financing activities:
Proceeds from exercises of share options	11.0	17.9
Purchases of treasury shares	(269.6)	(470.5)
Dividends paid	(424.0)	(379.7)
Excess tax benefits from share-based compensation	24.0	21.6
(Repayment)/borrowing of unsettled fund account	(35.7)	35.7
Third-party capital invested into CIP	287.0	17.7
Third-party capital distributed by CIP	(165.8)	(191.5)
Third-party capital invested into CSIP	167.1	3.9
Third-party capital distributed by CSIP	(6.0)	—
Borrowings of debt of CIP	1,996.3	1,365.4
Repayments of debt of CIP	(721.8)	(874.8)
Net borrowings/(repayments) under credit facility	—	(586.5)
Net proceeds from issuance of senior notes	—	981.5
Net cash provided by/(used in) financing activities	862.5	(59.3)
Increase/(decrease) in cash and cash equivalents	235.7	481.0
Foreign exchange movement on cash and cash equivalents	(52.7)	14.7
Cash and cash equivalents, beginning of year	1,331.2	835.5
Cash and cash equivalents, end of year	$1,514.2	$1,331.2

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding CIP to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Year ended December 31, 2014			Year ended December 31, 2013
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$990.0	$11.1	$1,001.1	$946.8	$36.0	$982.8
Amortization and depreciation	89.4	—	89.4	88.4	—	88.4
Share-based compensation expense	138.0	—	138.0	133.1	—	133.1
(Gains)/losses on disposals of business, property and equipment, net	—	—	—	(64.8)	—	(64.8)
Other (gains)/losses, net	(32.9)	4.8	(28.1)	(46.2)	11.8	(34.4)
Other (gains)/losses of CSIP, net	(13.6)	—	(13.6)	(2.0)	—	(2.0)
Other (gains)/losses of CIP, net	—	(20.4)	(20.4)	—	(61.9)	(61.9)
Equity in earnings of unconsolidated affiliates	(36.8)	4.0	(32.8)	(38.0)	2.5	(35.5)
Dividends from unconsolidated affiliates	19.6	—	19.6	16.5	—	16.5
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	—	148.5	148.5	—	(298.9)	(298.9)
(Increase)/decrease in cash held by CSIP	1.3	—	1.3	(10.1)	—	(10.1)
(Purchase)/sale of trading investments	(2.7)	—	(2.7)	5.4	—	5.4
(Increase)/decrease in receivables	(244.4)	(21.4)	(265.8)	(615.3)	22.2	(593.1)
Increase/(decrease) in payables	168.2	(2.3)	165.9	650.5	4.2	654.7
Net cash provided by/(used in) operating activities	1,076.1	124.3	1,200.4	1,064.3	(284.1)	780.2
Investing activities:
Purchase of property, equipment and software	(133.2)	—	(133.2)	(88.2)	—	(88.2)
Purchase of available-for-sale investments	(202.3)	88.5	(113.8)	(199.3)	67.0	(132.3)
Sale of available-for-sale investments	169.0	(66.2)	102.8	101.6	(74.7)	26.9
Purchase of investments by CIP	—	(5,565.9)	(5,565.9)	—	(4,465.4)	(4,465.4)
Sale of investments by CIP	—	4,022.9	4,022.9	—	4,440.4	4,440.4
Purchase of investments by CSIP	(683.4)	—	(683.4)	(116.5)	—	(116.5)
Sale of investments by CSIP	493.6	—	493.6	66.9	—	66.9
Purchase of other investments	(126.9)	3.7	(123.2)	(239.3)	0.2	(239.1)
Sale of other investments	73.7	—	73.7	94.3	—	94.3
Returns of capital and distributions from unconsolidated partnership investments	41.5	(3.0)	38.5	38.2	(0.2)	38.0
Acquisition earn-out payments	—	—	—	(1.9)	—	(1.9)
Sale of business	60.8	—	60.8	137.0	—	137.0
Net cash provided by/(used in) investing activities	(307.2)	(1,520.0)	(1,827.2)	(207.2)	(32.7)	(239.9)
Financing activities:
Proceeds from exercises of share options	11.0	—	11.0	17.9	—	17.9
Purchases of treasury shares	(269.6)	—	(269.6)	(470.5)	—	(470.5)
Dividends paid	(424.0)	—	(424.0)	(379.7)	—	(379.7)
Excess tax benefits from share-based compensation	24.0	—	24.0	21.6	—	21.6
(Repayment)/borrowing of unsettled fund account	(35.7)	—	(35.7)	35.7	—	35.7
Third-party capital invested into CIP	—	287.0	287.0	—	17.7	17.7
Third-party capital distributed by CIP	—	(165.8)	(165.8)	—	(191.5)	(191.5)
Third-party capital invested into CSIP	167.1	—	167.1	3.9	—	3.9
Third-party capital distributed by CSIP	(6.0)	—	(6.0)	—	—	—
Borrowings of debt of CIP	—	1,996.3	1,996.3	—	1,365.4	1,365.4
Repayments of debt of CIP	—	(721.8)	(721.8)	—	(874.8)	(874.8)
Net borrowings/(repayments) under credit facility	—	—	—	(586.5)	—	(586.5)
Net proceeds from issuance of senior notes	—	—	—	981.5	—	981.5
Net cash provided by/(used in) financing activities	(533.2)	1,395.7	862.5	(376.1)	316.8	(59.3)
Increase/(decrease) in cash and cash equivalents	235.7	—	235.7	481.0	—	481.0
Foreign exchange movement on cash and cash equivalents	(52.7)	—	(52.7)	14.7	—	14.7
Cash and cash equivalents, beginning of year	1,331.2	—	1,331.2	835.5	—	835.5
Cash and cash equivalents, end of year	$1,514.2	$—	$1,514.2	$1,331.2	$—	$1,331.2

See pages 22 through 26 for notes to the reconciliation.

Invesco Ltd.
Notes

We are presenting the following non-GAAP performance measures: net revenue (and by calculation, net revenue yield on AUM), adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to common shareholders (and by calculation, adjusted diluted earnings per share (EPS)). We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income (and by calculation, operating margin), and net income attributable to common shareholders (and by calculation, diluted EPS). Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Notes 1 through 8 relate to the income statement reconciliations presented on pages 11 through 15. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the company's Form 10-K.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 18 and 21, respectively.

Note 10 relates to the U.S. GAAP effective tax rate and the impact of non-controlling interests in consolidated investment products (CIP) and consolidated sponsored investment products (CSIP) on the rate.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, costs related to legal settlements of pre-acquisition matters, intangible asset amortization, employee severance expenses associated with the cessation of activities related to a previous acquisition and all related tax effects. In addition, the net (income)/loss from discontinued operations associated with the sale of the Atlantic Trust business has been excluded from the non-GAAP income statement information. Exclusion of this line item assists in evaluating the continuing business performance and comparability with our results period to period, and aids comparability with peer companies that may not have similar discontinued operations.

Adjustment amounts related to acquisition and disposition activities are as follows:

	Quarterly			Year-to-date
in millions	Q4-14	Q3-14	Q4-13	2014	2013
Employee compensation	$—	$—	$—	$—	$2.4
Transaction and integration	—	—	—	—	3.2
Taxation on transaction and integration	—	—	—	—	(1.3)
Intangible amortization	2.7	2.7	3.8	12.6	15.4
Taxation on amortization	(0.4)	(0.4)	(0.4)	(1.6)	(1.5)
Deferred taxation	5.5	5.4	5.2	21.8	21.3
Other acquisition-related items	—	—	2.0	—	2.0
Taxation on other acquisition-related items	—	—	(0.8)	—	(0.8)
(Income)/loss from discontinued operations, net of taxes	1.0	0.6	(66.4)	3.4	(64.5)
	$8.8	$8.3	($56.6)	$36.2	($23.8)

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, and other service and administrative fees paid to third parties, which are all closely linked to the revenue earned by the company from AUM but vary extensively by geography due to differences in distribution channels. The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China. Enhancing operations in China is one effort that the company believes could improve its competitive position over time. U.S. GAAP requires classification of the joint venture net income as equity in earnings of unconsolidated affiliates. The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $10.0 million in the fourth quarter (third quarter 2014: $8.7 million; fourth quarter 2013: $8.1 million; 2014: $35.8 million; 2013: $38.3 million). Other revenues of $0.4 million were recorded by the CIPs in the fourth quarter (third quarter 2014: $0.1 million; fourth quarter 2013: none; 2014: $0.6 million; 2013: $0.4 million). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back while the other revenues are excluded. Similarly, the operating expenses of the CIPs and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $2.1 million in net income attributable to common shareholders in the fourth quarter U.S. GAAP earnings (third quarter 2014: $2.4 million increase; fourth quarter 2013: $1.1 million increase; 2014: $7.8 million increase; 2013: $8.7 million decrease). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $3.2 million in the fourth quarter (third quarter 2014: $0.2 million appreciation; fourth quarter 2013: $8.1 million appreciation; 2014: $11.5 million appreciation; 2013: $25.1 million appreciation) with an investment gain, inclusive of interest and dividend income, of $1.7 million in the fourth quarter (third quarter 2014: $2.2 million loss; fourth quarter 2013: $11.8 million gain; 2014: $11.2 million gain; 2013: $42.5 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable tax charge of $0.3 million in the fourth quarter (third quarter 2014: $1.3 million charge; fourth quarter 2013: $1.1 million credit; 2014: $0.6 million charge; 2013: $4.8 million credit), result in a net income addition of $1.2 million for the fourth quarter (third quarter 2014: $1.1 million addition; fourth quarter 2013: $2.6 million deduction; 2014: $0.3 million deduction; 2013: $12.6 million deduction).

6.	Other reconciling items

	Quarterly			Year-to-date
in millions	Q4-14	Q3-14	Q4-13	2014	2013
Business optimization charges: (a)
Employee compensation	$—	$—	$—	$7.2	$—
Property, office and technology	(2.7)	—	—	33.1	—
Taxation on business optimization charges	0.3	—	—	(8.7)	—
Regulatory charge (b)	—	—	—	31.1	—
Legal fees for regulatory charge (b)	—	—	—	0.5	—
Taxation on legal fees (b)	—	—	—	(0.1)	—
Fund reimbursement expense (c)	1.6	24.2	—	31.1	—
Taxation fund reimbursement expense (c)	(0.6)	(9.0)	—	(11.7)	—
U.K. FSCS levy refund (d)	(4.7)	—	—	(4.7)	—
Taxation on U.K. FSCS levy refund (d)	1.0	—	—	1.0	—
Foreign exchange hedge amortization (e)	—	—	(0.3)	(0.2)	(0.6)
Taxation on foreign exchange hedge amortization (e)	—	—	0.1	—	0.2
European infrastructure initiative (f)	—	—	1.0	—	13.5
Taxation on European infrastructure initiative (f)	—	—	(0.2)	—	(2.8)
Capitalized software development write-off (g)	—	—	11.7	—	11.7
Taxation on capitalized software development write-off (g)	—	—	(4.3)	—	(4.3)
Payment to an investment trust (h)	—	—	31.9	—	31.9
Taxation on payment to an investment trust (h)	—	—	(12.1)	—	(12.1)
Investment management fees accrual adjustment (i)	—	—	4.3	—	4.3
Taxation on investment management fees accrual adjustment (i)	—	—	(1.1)	—	(1.1)
	($5.1)	$15.2	$31.0	$78.6	$40.7

a.
Business optimization: Operating expenses for 2014 include property related charges of $33.1 million associated with vacating leased properties as part of a business optimization initiative and severance costs of $7.2 million related to the initiative. Operating expenses for the fourth quarter include a credit of $2.7 million related to the provision associated with the vacated leased properties.

b.
Operating expenses for 2014 include a charge of $31.1 million in respect of the penalty under a settlement of an enforcement proceeding reached with the U.K. Financial Conduct Authority (FCA) pertaining to the company's compliance with certain FCA rules and regulations for the period from May 2008 to November 2012. This charge, together with settlement-related legal costs of $0.5 million, has been recorded in general and administrative expenses.

c.
Included within general and administrative expenses for the fourth quarter is a charge of $1.6 million (third quarter 2014: $24.2 million; 2014: $31.1 million) in respect of a multi-year fund reimbursement expense associated with historical private equity management fees. The charge resulted primarily from using a more appropriate methodology regarding the calculation of offsets to management fees.

d.
Included within general and administrative expenses for the fourth quarter 2014 is a credit of $4.7 million related to the partial refund of a 2010 levy from the U.K. Financial Services Compensation Scheme.

e.
Included within other gains and losses, net is the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate. These contracts provided coverage through March 25, 2014. The adjustment from U.S. GAAP to non-GAAP earnings removes the impact of market volatility; therefore, the company's non-GAAP results include only the amortization of the cost of the contracts during the contract period.

f.
European infrastructure transformational initiative: The company has outsourced its European transfer agency and made certain structural changes to product and distribution platforms. Expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information.

g.
Property, office and technology expenses includes a charge of $11.7 million in the fourth quarter and year ended December 31, 2013 related to the write-off of capitalized IT software development costs.

h.
On December 31, 2013, at the time of creating a new trust company subsidiary to continue operating the company’s institutional trust activities immediately following the disposition of Atlantic Trust, the company made a $31.9 million payment to a managed investment trust, which resulted in the subsequent termination of an outstanding support agreement. This expense was recorded in other gains/(losses) in the company’s Consolidated Statement of Income during the three months ended December 31, 2013.

i.
During the three months ended December 31, 2013, the company reduced a management fee revenue accrual by $4.3 million to reflect a multi-year true-up. Inclusion of this true-up in the company’s non-GAAP financial information would depress the derived metric of net revenue yield on AUM from continuing operations, an important metric derived from a non-GAAP financial measure which is often contemplated by users of the company’s financial information to evaluate the company with industry peers. The true-up is not indicative of a trend in future net revenue yield on AUM; therefore, it is not included in management’s evaluation of the results of the business. On this basis, the amount is added back to management fees to arrive at net revenues.

Each of these other reconciling items has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures for the reasons either outlined in the paragraphs above, due to the unique character and magnitude of the reconciling item, or because the item represents a continuation of a reconciling item adjusted from U.S. GAAP in a prior period.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to common shareholders divided by the weighted average number of shares outstanding.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of CIP. The majority of the company's CIP balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by CIP is not available for general use by Invesco, nor is Invesco cash available for general use by its CIP.

By deconsolidating the CIP in the condensed consolidated balance sheet information excluding CIP, the assets, liabilities and equity of the CIP are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding CIP present the cash flows of the company separately and before consolidation of CIP, as the cash flows of CIP do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

10. U.S. GAAP Effective Tax Rate

The effective tax rate on continuing operations increased to 30.5% for the fourth quarter, from 27.3% for the third quarter 2014. The impact of the inclusion of non-controlling interests in CIP and CSIP increased our effective tax rate by 3.6 percentage points for the fourth quarter, compared to an increase of 0.3 percentage points on our effective tax rate for the third quarter. The third quarter included a 1.1% rate decrease as result of the fund reimbursement expense (referenced above).

Invesco Ltd.
Quarterly Assets Under Management(f)

(in billions)	Q4-14		Q3-14		% Change	Q4-13
Beginning Assets	$789.6		$802.4		(1.6)%	$745.5
Long-term inflows	46.0		44.4		3.6%	45.8
Long-term outflows	(43.5)		(38.4)		13.3%	(44.8)
Long-term net flows	2.5		6.0		(58.3)%	1.0
Net flows in Invesco PowerShares QQQ fund	(3.2)		(3.2)		—%	2.6
Net flows in institutional money market funds	—		(0.8)		(100.0)%	1.6
Total net flows	(0.7)		2.0		N/A	5.2
Market gains and losses/reinvestment	10.5		(5.1)		N/A	27.2
Foreign currency translation	(7.0)		(9.7)		(27.8)%	0.8
Ending Assets	$792.4		$789.6		0.4%	$778.7

Average long-term AUM	$676.3		$683.4		(1.0)%	$643.5
Average short-term AUM (d)	113.5		118.3		(4.1)%	118.2
Average AUM	$789.8		$801.7		(1.5)%	$761.7
Gross revenue yield on AUM(a)	65.0	bps	65.8	bps		64.7	bps
Gross revenue yield on AUM before performance fees(a)	64.2	bps	65.4	bps		64.3	bps
Net revenue yield on AUM(b)	45.9	bps	45.6	bps		45.0	bps
Net revenue yield on AUM before performance fees(b)	44.9	bps	45.1	bps		44.4	bps

(in billions)	Total AUM	Active(e)	Passive(e)
September 30, 2014	$789.6	$647.5	$142.1
Long-term inflows	46.0	36.4	9.6
Long-term outflows	(43.5)	(35.5)	(8.0)
Long-term net flows	2.5	0.9	1.6
Net flows in Invesco PowerShares QQQ fund	(3.2)	—	(3.2)
Net flows in institutional money market funds	—	—	—
Total net flows	(0.7)	0.9	(1.6)
Market gains and losses/reinvestment	10.5	9.4	1.1
Foreign currency translation	(7.0)	(6.8)	(0.2)
December 31, 2014	$792.4	$651.0	$141.4

Average AUM	$789.8	$647.7	$142.1
Gross revenue yield on AUM(a)	65.0bps	76.6bps	12.9bps
Net revenue yield on AUM(b)	45.9bps	53.1bps	12.9bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2014	$789.6	$532.2	$257.4
Long-term inflows	46.0	35.7	10.3
Long-term outflows	(43.5)	(34.9)	(8.6)
Long-term net flows	2.5	0.8	1.7
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—
Net flows in institutional money market funds	—	—	—
Total net flows	(0.7)	(2.4)	1.7
Market gains and losses/reinvestment	10.5	7.8	2.7
Foreign currency translation	(7.0)	(5.1)	(1.9)
December 31, 2014	$792.4	$532.5	$259.9

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
September 30, 2014	$789.6	$386.3	$179.2	$51.5	$76.6	$96.0
Long-term inflows	46.0	22.0	11.5	3.1	1.1	8.3
Long-term outflows	(43.5)	(24.3)	(8.6)	(3.3)	(1.2)	(6.1)
Long-term net flows	2.5	(2.3)	2.9	(0.2)	(0.1)	2.2
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(0.7)	(5.5)	2.9	(0.2)	(0.1)	2.2
Market gains and losses/reinvestment	10.5	7.8	0.7	0.2	—	1.8
Foreign currency translation	(7.0)	(4.2)	(1.2)	(0.9)	—	(0.7)
December 31, 2014	$792.4	$384.4	$181.6	$50.6	$76.5	$99.3

Average AUM	$789.8	$383.5	$180.7	$50.8	$76.3	$98.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2014	$789.6	$532.1	$26.8	$101.5	$70.9	$58.3
Long-term inflows	46.0	23.8	0.9	6.8	9.2	5.3
Long-term outflows	(43.5)	(24.7)	(1.1)	(4.0)	(7.4)	(6.3)
Long-term net flows	2.5	(0.9)	(0.2)	2.8	1.8	(1.0)
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—	—	—	—
Net flows in institutional money market funds	—	—	(0.2)	(0.1)	—	0.3
Total net flows	(0.7)	(4.1)	(0.4)	2.7	1.8	(0.7)
Market gains and losses/reinvestment	10.5	5.9	0.3	2.8	(0.7)	2.2
Transfers	—	(1.8)	—	1.8	—	—
Foreign currency translation	(7.0)	—	(0.9)	(3.7)	(0.9)	(1.5)
December 31, 2014	$792.4	$532.1	$25.8	$105.1	$71.1	$58.3

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management(f)

(in billions)	December 31, 2014		December 31, 2013		% Change
Beginning Assets	$778.7		$667.4		16.7%
Long-term inflows	183.1		179.6		1.9%
Long-term outflows	(175.0)		(157.9)		10.8%
Long-term net flows	8.1		21.7		(62.7)%
Net flows in Invesco PowerShares QQQ fund	(10.7)		3.7		N/A
Net flows in institutional money market funds	(5.8)		9.0		N/A
Total net flows	(8.4)		34.4		N/A
Market gains and losses/reinvestment	34.7		78.8		(56.0)%
Foreign currency translation	(12.6)		(1.9)		563.2%
Ending Assets	$792.4		$778.7		1.8%

Average long-term AUM	$673.5		$613.7		9.7%
Average short-term AUM (d)	116.8		111.9		4.4%
Average AUM	$790.3		$725.6		8.9%
Gross revenue yield on AUM(a)	65.5	bps	64.4	bps
Gross revenue yield on AUM before performance fees(a)	64.8	bps	63.6	bps
Net revenue yield on AUM(b)	45.7	bps	44.8	bps
Net revenue yield on AUM before performance fees(b)	44.8	bps	43.9	bps

(in billions)	Total AUM		Active(e)		Passive(e)
December 31, 2013	$778.7		$639.0		$139.7
Long-term inflows	183.1		150.3		32.8
Long-term outflows	(175.0)		(148.2)		(26.8)
Long-term net flows	8.1		2.1		6.0
Net flows in Invesco PowerShares QQQ fund	(10.7)		—		(10.7)
Net flows in institutional money market funds	(5.8)		(5.8)		—
Total net flows	(8.4)		(3.7)		(4.7)
Market gains and losses/reinvestment	34.7		27.9		6.8
Foreign currency translation	(12.6)		(12.2)		(0.4)
December 31, 2014	$792.4		$651.0		$141.4

Average AUM	$790.3		$647.5		$142.8
Gross revenue yield on AUM(a)	65.5	bps	77.2	bps	13.0	bps
Net revenue yield on AUM(b)	45.7	bps	52.9	bps	13.0	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2013	$778.7	$519.6	$259.1
Long-term inflows	183.1	146.4	36.7
Long-term outflows	(175.0)	(141.4)	(33.6)
Long-term net flows	8.1	5.0	3.1
Net flows in Invesco PowerShares QQQ fund	(10.7)	(10.7)	—
Net flows in institutional money market funds	(5.8)	—	(5.8)
Total net flows	(8.4)	(5.7)	(2.7)
Market gains and losses/reinvestment	34.7	27.3	7.4
Foreign currency translation	(12.6)	(8.7)	(3.9)
December 31, 2014	$792.4	$532.5	$259.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2013	$778.7	$383.1	$171.7	$53.3	$82.7	$87.9
Long-term inflows	183.1	92.9	37.8	17.0	3.6	31.8
Long-term outflows	(175.0)	(99.6)	(30.5)	(19.1)	(3.8)	(22.0)
Long-term net flows	8.1	(6.7)	7.3	(2.1)	(0.2)	9.8
Net flows in Invesco PowerShares QQQ fund	(10.7)	(10.7)	—	—	—	—
Net flows in institutional money market funds	(5.8)	—	—	—	(5.8)	—
Total net flows	(8.4)	(17.4)	7.3	(2.1)	(6.0)	9.8
Market gains and losses/reinvestment	34.7	26.0	4.6	1.1	(0.2)	3.2
Foreign currency translation	(12.6)	(7.3)	(2.0)	(1.7)	—	(1.6)
December 31, 2014	$792.4	$384.4	$181.6	$50.6	$76.5	$99.3

Average AUM	$790.3	$386.9	$178.8	$52.2	$77.4	$95.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2013	$778.7	$521.3	$27.1	$114.8	$60.9	$54.6
Long-term inflows	183.1	91.3	3.9	22.0	40.8	25.1
Long-term outflows	(175.0)	(87.8)	(4.5)	(35.9)	(24.8)	(22.0)
Long-term net flows	8.1	3.5	(0.6)	(13.9)	16.0	3.1
Net flows in Invesco PowerShares QQQ fund	(10.7)	(10.7)	—	—	—	—
Net flows in institutional money market funds	(5.8)	(4.8)	(0.3)	2.0	(3.1)	0.4
Total net flows	(8.4)	(12.0)	(0.9)	(11.9)	12.9	3.5
Market gains and losses/reinvestment	34.7	24.7	2.0	5.8	(0.4)	2.6
Transfers	—	(1.8)	—	1.8	—	—
Foreign currency translation	(12.6)	(0.1)	(2.4)	(5.4)	(2.3)	(2.4)
December 31, 2014	$792.4	$532.1	$25.8	$105.1	$71.1	$58.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q4-14		Q3-14		% Change	Q4-13
Beginning Assets	$142.1		$145.8		(2.5)%	$129.6
Long-term inflows	9.6		8.2		17.1%	8.6
Long-term outflows	(8.0)		(8.2)		(2.4)%	(7.9)
Long-term net flows	1.6		—		N/A	0.7
Net flows in Invesco PowerShares QQQ fund	(3.2)		(3.2)		—%	2.6
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	(1.6)		(3.2)		(50.0)%	3.3
Market gains and losses/reinvestment	1.1		(0.3)		N/A	7.0
Foreign currency translation	(0.2)		(0.2)		—%	(0.2)
Ending Assets	$141.4		$142.1		(0.5)%	$139.7

Average long-term AUM	100.6		100.9		(0.3)%	92.4
Average short-term AUM (d)	41.5		45.8		(9.4)%	41.7
Average AUM	$142.1		$146.7		(3.1)%	$134.1
Gross revenue yield on AUM(a)	12.9	bps	13.0	bps		12.3	bps
Gross revenue yield on AUM before performance fees(a)	12.9	bps	13.0	bps		12.3	bps
Net revenue yield on AUM(b)	12.9	bps	13.0	bps		12.3	bps
Net revenue yield on AUM before performance fees(b)	12.9	bps	13.0	bps		12.3	bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2014	$142.1	$121.1	$21.0
Long-term inflows	9.6	7.7	1.9
Long-term outflows	(8.0)	(7.0)	(1.0)
Long-term net flows	1.6	0.7	0.9
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—
Net flows in institutional money market funds	—	—	—
Total net flows	(1.6)	(2.5)	0.9
Market gains and losses/reinvestment	1.1	1.1	—
Foreign currency translation	(0.2)	—	(0.2)
December 31, 2014	$141.4	$119.7	$21.7

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
September 30, 2014	$142.1	$88.0	$40.8	$—	$—	$13.3
Long-term inflows	9.6	5.9	2.5	—	—	1.2
Long-term outflows	(8.0)	(4.9)	(2.1)	—	—	(1.0)
Long-term net flows	1.6	1.0	0.4	—	—	0.2
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(1.6)	(2.2)	0.4	—	—	0.2
Market gains and losses/reinvestment	1.1	2.4	(0.1)	—	—	(1.2)
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
December 31, 2014	$141.4	$88.2	$41.1	$—	$—	$12.1

Average AUM	$142.1	$87.9	$41.3	$—	$—	$12.9

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2014	$142.1	$138.2	$0.2	$—	$1.7	$2.0
Long-term inflows	9.6	9.3	—	—	0.2	0.1
Long-term outflows	(8.0)	(7.8)	—	—	(0.1)	(0.1)
Long-term net flows	1.6	1.5	—	—	0.1	—
Net flows in Invesco PowerShares QQQ fund	(3.2)	(3.2)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(1.6)	(1.7)	—	—	0.1	—
Market gains and losses/reinvestment	1.1	1.1	—	—	—	—
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
December 31, 2014	$141.4	$137.6	$0.2	$—	$1.8	$1.8

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e)

(in billions)	December 31, 2014		December 31, 2013		% Change
Beginning Assets	$139.7		$114.0		22.5%
Long-term inflows	32.8		42.6		(23.0)%
Long-term outflows	(26.8)		(34.0)		(21.2)%
Long-term net flows	6.0		8.6		(30.2)%
Net flows in Invesco PowerShares QQQ fund	(10.7)		3.7		N/A
Net flows in institutional money market funds	—		—		N/A
Total net flows	(4.7)		12.3		N/A
Market gains and losses/reinvestment	6.8		14.3		(52.4)%
Foreign currency translation	(0.4)		(0.9)		(55.6)%
Ending Assets	$141.4		$139.7		1.2%

Average long-term AUM	99.1		90.4		9.6%
Average short-term AUM (d)	43.7		36.3		20.4%
Average AUM	$142.8		$126.7		12.7%
Gross revenue yield on AUM(a)	13.0	bps	11.6	bps
Gross revenue yield on AUM before performance fees(a)	13.0	bps	11.6	bps
Net revenue yield on AUM(b)	13.0	bps	11.6	bps
Net revenue yield on AUM before performance fees(b)	13.0	bps	11.6	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2013	$139.7	$118.2	$21.5
Long-term inflows	32.8	27.7	5.1
Long-term outflows	(26.8)	(22.2)	(4.6)
Long-term net flows	6.0	5.5	0.5
Net flows in Invesco PowerShares QQQ fund	(10.7)	(10.7)	—
Net flows in institutional money market funds	—	—	—
Total net flows	(4.7)	(5.2)	0.5
Market gains and losses/reinvestment	6.8	6.7	0.1
Foreign currency translation	(0.4)	—	(0.4)
December 31, 2014	$141.4	$119.7	$21.7

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2013	$139.7	$85.6	$39.5	$—	$—	$14.6
Long-term inflows	32.8	20.5	8.5	—	—	3.8
Long-term outflows	(26.8)	(15.2)	(7.4)	—	—	(4.2)
Long-term net flows	6.0	5.3	1.1	—	—	(0.4)
Net flows in Invesco PowerShares QQQ fund	(10.7)	(10.7)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(4.7)	(5.4)	1.1	—	—	(0.4)
Market gains and losses/reinvestment	6.8	8.0	0.5	—	—	(1.7)
Foreign currency translation	(0.4)	—	—	—	—	(0.4)
December 31, 2014	$141.4	$88.2	$41.1	$—	$—	$12.1

Average AUM	$142.8	$87.7	$41.1	$—	$—	$14.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2013	$139.7	$135.2	$0.1	$—	$1.8	$2.6
Long-term inflows	32.8	32.1	0.1	—	0.4	0.2
Long-term outflows	(26.8)	(25.7)	—	—	(0.5)	(0.6)
Long-term net flows	6.0	6.4	0.1	—	(0.1)	(0.4)
Net flows in Invesco PowerShares QQQ fund	(10.7)	(10.7)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(4.7)	(4.3)	0.1	—	(0.1)	(0.4)
Market gains and losses/reinvestment	6.8	6.7	—	—	0.1	—
Foreign currency translation	(0.4)	—	—	—	—	(0.4)
December 31, 2014	$141.4	$137.6	$0.2	$—	$1.8	$1.8

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the fourth quarter for our JVs in China was $4.7 billion (third quarter 2014: $5.1 billion; fourth quarter 2013: $4.8 billion). For year to date AUM, our share of the average AUM in the twelve months of 2014 for our JVs in China was $4.9 billion (twelve months of 2013: $4.0 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 11 through 15 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 11 through 15 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, private capital - direct, private capital - fund of funds, private direct real estate (Asian, European and U.S.), Public Real Estate Securities (U.S. and Global) and senior secured loans.
(d)    Short-term ending AUM as of December 31, 2014 includes $72.1 billion in institutional money market AUM and $40.7 billion in PowerShares QQQ AUM. Ending retail money market AUM as of December 31, 2014, included in long-term AUM, were $4.4 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    On December 31, 2013, the company completed the sale of Atlantic Trust. AUM presented for periods prior to the close date exclude total AUM of Atlantic Trust of $22.8 billion at September 30, 2013 and $20.3 billion at December 31, 2012.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	22%	26%	25%	38%	33%	49%
	U.S. Growth	25%	82%	25%	43%	38%	74%
	U.S. Value	7%	55%	54%	37%	55%	54%
	Sector	67%	53%	73%	14%	12%	11%
	U.K.	99%	100%	100%	91%	100%	98%
	Canadian	29%	51%	51%	26%	50%	51%
	Asian	63%	95%	80%	38%	72%	67%
	Continental European	70%	98%	100%	61%	84%	93%
	Global	29%	66%	85%	37%	83%	85%
	Global Ex U.S. and Emerging Markets	98%	97%	99%	86%	84%	98%
Other
	Alternatives	59%	37%	48%	71%	68%	68%
	Balanced	52%	54%	71%	78%	93%	99%
Fixed Income
	Money Market	65%	65%	65%	95%	96%	97%
	U.S. Fixed Income	78%	93%	92%	64%	80%	98%
	Global Fixed Income	58%	91%	69%	47%	78%	55%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 60%, 60%, and 60% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 71%, 70%, and 69% of total Invesco AUM, respectively, as of 12/31/2014. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.